EXHIBIT 2.4
                                                                     -----------


                                LICENSE AGREEMENT


                                     BETWEEN


                                 MATHSOFT, INC.


                                       AND


                     MATHSOFT ENGINEERING & EDUCATION, INC.



                                January 23, 2001

                                                                  EXECUTION COPY
                                                                  --------------

                                LICENSE AGREEMENT

This  License  Agreement  (the  "Agreement")  is made and entered into as of the
                                 ---------
Effective Date, by and between MathSoft, Inc., a Massachusetts corporation with offices at 101 Main Street, Cambridge, MA 02142 (hereinafter called "MathSoft")
                                                                      --------
and MathSoft Engineering & Education, Inc., a Delaware corporation on behalf of itself and its subsidiaries with offices at 101 Main Street, Cambridge, MA 02142 (hereinafter collectively called, "MEE".)
                                             ---

WHEREAS,  MathSoft  is engaged in the business of creating computer software and
          --------
related documentation, and desires to grant to MEE a license to certain software products consisting of programs and related documentation specifically identified on Schedules A and B hereto (herein referred to as "Licensed
                --------------------                                    --------
Programs")  and  to  certain  Trademarks  (as defined below) associated with the
--------
Licensed  Programs;

WHEREAS,  MEE  MathSoft  and  MathSoft  Corporate  Holdings, Inc. ("Buyer") have
               --------
entered  into  a  Stock  Purchase  Agreement  dated January 23, 2001 (the "Stock
                                                                           -----
Purchase  Agreement")  whereby  Buyer  will buy all of the outstanding shares of
-------------------
capital  stock  of  MEE  (the  "Transaction");

WHEREAS,  this  Agreement  is  integral  to  the  Transaction;

WHEREAS, MEE desires to exploit and market the Licensed Programs and Trademarks and MathSoft is willing to license MEE to do so, on the terms and conditions
     --------
herein  provided;

NOW, THEREFORE, in consideration of the premises, the granting of the license, and the mutual covenants, agreements and obligations of the parties hereinafter set forth, it is hereby agreed between the parties hereto as follows:

1.   DEFINITIONS
     -----------

1.1  "Affiliate"   means  any   entity   directly  or  indirectly  controlling,
      ---------
     controlled by, or under common control with a party to this Agreement.

1.2  "Derivative  Work"  means  a  work that is created by any person other than
      ----------------
     MathSoft  fixed  in  any  tangible  medium which is based upon the Licensed
     --------
     Programs such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation, or any other form in which the Licensed Programs may be recast, transformed, or adapted.

1.3  "Documentation"   means  MathSoft's  User  Manuals,  and  related  MathSoft
      -------------           --------                                  --------
     publications  which  facilitate  the  operation  or support of the Licensed
     Programs  by  MEE .   Schedule  B  shall  contain  a  list  of  applicable
                           --------  -
     Documentation.

1.4  "Effective  Date"  means  January  23,  2001.
      ---------------

1.5  "New  Software"  means any new MathSoft  software that provides  functional
      -------------                 --------
     capabilities over and above those of the Licensed Programs, other than the Upgrade of the Licensed Programs. "Object Code" means code resulting from
                                          -----------
     the translation or processing of source code by a computer into machine language or intermediate code, and thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

1.6  "Primary  Support" means the support  provided to end-users of the Licensed
      ----------------
     Programs including without limitation responding to end-user telephone calls and providing information to end-users relating to the features and behavior of the Licensed Programs which is described in the Documentation, Axum tips and technical notes, or written form (including email and facsimile).

1.7  "Secondary Support" means front-line support that MathSoft provides to MEE.
      -----------------
     Secondary Support provided by MathSoft shall include fixing or providing workarounds for bugs that significantly affect the marketability of the Licensed Products. MathSoft shall not provide support for any changes, adaptations, modifications or Derivative Works. MathSoft shall provide Secondary Support only during the hours of 8 a.m. to 5 p.m. Pacific Time and shall respond to requests by MEE in a commercially reasonable time.

1.8  "Software  Deliverables"  means the actual Licensed Programs  materials and
      ----------------------
     Documentation to be delivered under this Agreement, as shall be described in Schedules A and B hereto.
        -----------------

1.9  "Trademarks" means the trademarks logos,  symbols and other devices, all as
      ----------
     identified on Schedule A and derivatives thereof.
                   ----------

1.10 "Upgrade"  means  the next  major  release  of Axum  and all  enhancements,
      -------
     upgrades, bug fixes and patches provided pursuant to MathSoft's Secondary Support of MEE.

1.12 "User  Manuals"  means the MathSoft  publications  describing the function,
      -------------             --------
     installation requirements and external software interfaces of the Licensed Programs. Schedule B shall contain a list of applicable User Manuals.
               ----------

1.13 "Reseller"  means  any  distributor,  reseller  or other authorized partner
      --------
     of  MEE  that  distributes  the  Licensed  Programs.

1.14 The following terms are defined in the following sections or schedules:

          Acceptance  Notice           Schedule  E
          Acceptance  Tests            Schedule  E
          Corrected  Gold  Master      Schedule  E
               Candidates
          Delivery  Date               Schedule  E
          Design  Error                Schedule  E
          Failure  Notice              Schedule  E
          Feature  Set                 Schedule  E
          Gold  Master Candidates      Schedule  E
          Inventory Reduction Period   20.3
          Lucent  Agreement            9.1
          Minimum  Royalty  Amount     Schedule  C
          Net  Revenues                Schedule  C
          New  S-Plus  Version         Schedule  A
          StatSci                      Section  9.1
          Testing  Period              Schedule  E

2.   LICENSE
     -------

     Subject to the terms and  provisions  of this  Agreement,  MathSoft  hereby
                                                                --------
     grants to MEE and MEE hereby accepts the following license:

2.1  Software  License

     (a)  An exclusive (against MathSoft and all others), worldwide,  license to
                                --------
          use, reproduce, publicly display and distribute (in accordance with Section 13) but not, except as set forth herein, to sublicense the Licensed Programs.

     (b)  An  exclusive  (against  MathSoft  and all others)  license to use and
                                   --------
          reproduce Documentation and use, reproduce, distribute and publicly display User Manuals.

     (c) The exclusive right to sublicense the rights granted in Section 2.1(a) and (b) to Resellers.

2.2  Trademark  License

     Subject to the terms and provisions of this Agreement, MathSoft hereby grants MEE, and MEE hereby accepts, an exclusive (against MathSoft and all others, except Resellers of MEE as set forth in paragraph 10.1), worldwide, royalty free right to use the Trademarks in connection with the manufacture, distribution, marketing and sale of Licensed Programs. MathSoft shall retain all other intellectual property rights in the Trademarks. The parties acknowledge that all use thereof shall inure to the benefit of MathSoft.

3.   TITLE
     -----

3.1 Except as provided under Section 2, neither MEE nor any third party shall acquire under this Agreement any right, title or interest in the Licensed Programs, Trademarks, or Documentation. All rights not expressly granted herein are reserved to MathSoft and its Licensors.

3.2 Ownership in the Licensed Programs, Trademarks, and Documentation, and any copies or reproductions thereof, remains with MathSoft and MathSoft's licensors.

4.   ROYALTIES
     ---------

     MEE shall pay MathSoft the royalties in the manner set forth in Schedule C.
                                                                     ----------

5.   RELATIONSHIP
     ------------

     The only relationship between MathSoft and MEE which is created by this Agreement is that of licensor and licensee, and neither party shall be, nor shall represent itself to be, an agent, employee, partner or joint venture of the other, nor in any manner or form make promises, representations or warranties or incur any liability, direct or indirect, contingent or fixed, for or on behalf of the other party.

6.   MAINTENANCE  AND  SUPPORT
     -------------------------

6.1 MEE shall be responsible for providing Primary Support for the Licensed Programs to its customers, sublicensees and Resellers, and MathSoft shall only be responsible for providing timely support for the Licensed Programs directly to MEE as Secondary Support.

6.2 MathSoft shall use commercially reasonable efforts to correct the defects or errors, both in the Object Code and Documentation, reported to MathSoft by MEE. MathSoft shall not be responsible for correcting deficiencies caused in whole or in part by any changes, adaptations, modifications, combination with other software (except as contemplated on Schedule F), or use other than in accordance with the documentation created by MathSoft.

6.3 Neither party shall have any responsibility to provide either Primary Support or Secondary Support to customers, sublicensees and Resellers of all versions of Axum prior to version 6.0.

7.   DOCUMENTATION
     -------------

     MathSoft shall provide Documentation for the Licensed Programs of the type and to the extent stated in Schedule B hereto but shall not be obligated to
                                 ----------
     provide any enhancements or upgrades thereto, except for the Upgrade.

8.   DELIVERY  OF  LICENSED  PROGRAMS
     --------------------------------

8.1 MathSoft shall deliver to MEE the Software Deliverables as set out in Schedules A and B hereto.
     -----------------

9.   COMPLIANCE  WITH  LUCENT  AGREEMENT.
     ------------------------------------

9.1 MEE acknowledges that the Licensed Programs incorporate intellectual property licensed to Statistical Sciences, Inc., a wholly owned subsidiary of MathSoft ("StatSci"), by Lucent Technologies, Inc., pursuant to that
                    -------
     certain software license agreement by and between MathSoft and Lucent Technologies, Inc., effective as of February 18, 1996, as amended (the "Lucent Agreement").
      ----------------

9.2 To allow MathSoft and StatSci to comply with the Lucent Agreement, MEE hereby acknowledges that it has read and agreed to the terms of the Lucent Agreement described in Schedule G.
                            ----------

9.3 MEE covenants to (a) comply with the terms of the Lucent Agreement described on Schedule G and (b) notify MathSoft and StatSci in writing upon
                  ----------
     knowledge of or notice to MEE of any breach of any such terms of the Lucent Agreement.

9.4 MathSoft represents to MEE that Schedule G is accurate and complete and that MathSoft and StatSci are in compliance with the terms and conditions of the Lucent Agreement as of the Effective Date of this Agreement. MathSoft covenants (a) to comply with the terms of the Lucent Agreement and cause StatSci to comply; (b) to notify MEE in writing upon notice to MathSoft of any breach by MathSoft or any of its Affiliates of any terms of the Lucent Agreement and (c) not to assign or permit StatSci to assign the Lucent Agreement other than in connection with a sale of the S-PLUS product line or a sale of StatSci, either through a merger, asset sale or otherwise, without the written consent of MEE, which shall not be unreasonably withheld.

10.  INTELLECTUAL  PROPERTY  PROTECTION
     ----------------------------------

10.1 MEE and its Resellers shall have all rights to use the Trademarks, including, without limitation, in and on any business documents, invoices, stationery, advertising, promotions, labels, packaging and otherwise in connection with the Licensed Programs.

10.2 MEE shall cooperate fully and in good faith with MathSoft for the purpose of securing and preserving MathSoft's rights in and to the Trademarks.

10.3 MathSoft and MEE shall not, during the term of this Agreement or thereafter, impair MathSoft's title or rights in and to the Trademarks in any jurisdiction or impair the validity of this License.

10.4 MEE shall notify MathSoft if it becomes aware of any infringement or copying of the Trademarks by any third parties during the term of this License, and MathSoft shall take the necessary and reasonable steps to prohibit the unauthorized use and/or infringement of the Trademarks.

10.5 MEE shall not use the Trademarks or any other trademarks, trade names, logos or slogans of MathSoft or any word, symbol, or design confusingly similar thereto, as part of its corporate name, or as part of the name of any product of MEE other than (i) in connection with the Licensed Programs or (ii) as permitted pursuant to the Trademark License Agreement between MathSoft and MathSoft Corporate Holdings, Inc. dated the date hereof. MEE shall not remove, alter, obscure or conceal any copyright, trademark or other proprietary rights notices placed on or embedded by MathSoft on or in the Licensed Programs. To protect and preserve the goodwill and image of the Licensed Programs, MEE shall (1) conduct business in a manner that reflects favorably at all times on the Licensed Programs and the reputation of MathSoft; (2) avoid deceptive, misleading, or unethical practices that are or might be detrimental to MathSoft, the Licensed Programs, or the public, including any disparagement of MathSoft or the Licensed Programs;
     (3) make no false or misleading representations with regard to MathSoft or the Licensed Programs; (4) refrain from publishing or employing any misleading or deceptive advertising material; and (5) refrain from making any representations, warranties, or guarantees with respect to the specifications, features, or capabilities of the Licensed Programs that are inconsistent with the User Manuals or Documentation, including all warranties and disclaimers contained in such User Manuals or Documentation. MEE represents and covenants that it will not register under its own name or on its behalf any Trademarks or any other trademarks, trade names, logos or slogans of MathSoft or any word, symbol, or design confusingly similar to the Trademarks, that it will not take any action adverse to MathSoft's interest in the Trademarks, and that, to the best of its ability, it will ensure that its designated Resellers who use the Trademarks under the terms of this Agreement will also abide by the terms of this provision.

10.6 MathSoft shall provide MEE with copies of the Trademarks in order to assist MEE in marketing the Licensed Program. Such Trademarks shall be used by MEE in accordance with this Agreement and with MathSoft's policies and practices regarding trademark usage as established and provided from time to time by MathSoft. MEE may duplicate these materials as required, or order additional copies at MathSoft's reproduction costs plus reasonable markup for administrative expenses. MEE shall provide to MathSoft, upon MathSoft's written request, copies of promotional materials displaying any Trademark or referring to MathSoft. MEE agrees to change, at its expense, any material which MathSoft, in its reasonable judgment, determines to be inaccurate or misleading, or a misuse of any MathSoft Trademark.

10.7 MEE agrees to attribute the  Trademarks  listed in Schedule A hereto in any
                                                        ----------
     MEE advertising, brochures, documentation and literature that use such Trademarks. Such attribution need only be made for the first use in a particular document. Attribution shall be made by footnote reference and/or by use of the international symbols "(R)" and "(TM)".

11.  MAINTENANCE  OF  TRADEMARKS
     ---------------------------

     MathSoft shall, at MathSoft's cost and expense, cause all registrations of the Trademarks to be maintained and shall file registrations of the Trademarks in all jurisdictions in which MEE deems it reasonably necessary in connection with this License. If MathSoft should obtain additional registrations of the Trademarks other than those currently existing, MathSoft shall promptly notify MEE of the existence of such additional registrations which shall be included within this license at no additional cost to MEE. If, under the law of any jurisdiction, registration of this Agreement or the execution or registration of any registered user or similar agreement in respect of the Trademarks is required or permitted in order for MEE to obtain the full benefit of this Agreement, MathSoft shall, upon the request of MEE and at the cost of MEE, use its best efforts to register this Agreement or execute or register an appropriate registered user or similar agreement in order that MEE shall obtain such full benefit as aforesaid.

12.  PUBLICITY;  MARKETING
     ---------------------

12.1 MEE may prepare and release any material for publicity purposes which advertises the features and functionality of the Licensed Programs, subject to the provisions of Sections 10, 11, 12, and 13 hereof.

12.2 MEE shall use commercially reasonable efforts to promote, market, license and distribute the Licensed Programs. MEE shall be solely responsible for the costs of such promotion, marketing, licensing and distribution. MEE shall be solely responsible for the billing and collection of all license fees relating to the Licensed Programs.

12.3 MEE shall be solely responsible for determining the price of the Licensed Programs. The terms of any sublicense granted shall contain, at a minimum, those set forth in Schedule D.

13.  DISTRIBUTION
     ------------

13.1 MEE may distribute the Licensed Programs on any media or in any form supplied by MEE in accordance with the rights set forth in this section and in Sections 2, 10, 11, and 12 of this Agreement.

13.2 MEE agrees that in all cases where MEE duplicates, or authorizes any third party to duplicate the Licensed Programs, MEE shall include appropriate copyright and trademark notices on all Licensed Programs and Documentation.

13.3 MEE agrees only to use the Trademarks in connection with the Licensed Products.

13.4 MEE shall be solely responsible for compliance with and obtaining of any export licenses which may be required for the distribution of MEE products incorporating the Licensed Programs. MathSoft shall provide answers (and other reasonable assistance) to MEE technical questions relating to the Licensed Programs where such questions are not answered by the Documentation to enable MEE to obtain such export licenses.

14.  LIMITED  WARRANTY  OF  MATHSOFT;  LIMITATION  OF  LIABILITY.
     -----------------------------------------------------------

14.1 MathSoft  hereby  represents  and  warrants  as  follows:

     (a) That MathSoft has the full right and power to enter into and perform according to the terms of this Agreement, and that it has the authority and right to grant to MEE each of the rights herein granted to MEE;

     (b) That, upon delivery and for a period of ninety (90) days thereafter, the Licensed Programs and Documentation shall conform to the User
          Manuals and any Upgrades will conform to the specifications in Schedule F. As MEE's exclusive remedy for any material defect in the
          ----------
          Licensed Program for which MathSoft is responsible, MathSoft shall attempt through reasonable effort to correct or cure any reproducible defect by issuing corrected instructions, a restriction, or a bypass. In the event MathSoft does not correct or cure such nonconformity or defect after it has had a reasonable opportunity to do so, MEE's exclusive remedy shall be the refund of the amount paid for the Licensed Program. MathSoft shall not be obligated to correct, cure, or otherwise remedy any nonconformity or defect in the Licensed Program if (i) MEE has made any changes whatsoever to the Licensed Program, except changes made at the express direction of MathSoft, (ii) the Licensed Program has been misused or damaged in any respect, or (iii) MEE has not reported to MathSoft the existence and nature of such nonconformity or defect promptly upon discovery thereof.

14.2 EXCEPT AS SET FORTH IN THIS SECTION 14, NEITHER MATHSOFT NOR ITS DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES MAKE ANY OTHER REPRESENTATION OR WARRANTY, AND MATHSOFT AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES HEREBY SPECIFICALLY DISCLAIM, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MATHSOFT AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES DO NOT WARRANT THAT USE OF THE LICENSED PROGRAMS SHALL BE UNINTERRUPTED OR ERROR FREE.

14.3 EXCEPT FOR THE INDEMNITY GIVEN IN SECTION 18, IN NO EVENT SHALL MATHSOFT, ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL, OR OTHER SIMILAR DAMAGES OF ANY KIND, WHETHER BASED ON TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), CONTRACT, OR OTHER LEGAL OR EQUITABLE GROUNDS, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, EVEN IF THAT PARTY HAS BEEN ADVISED OR HAD REASON TO KNOW, OR KNEW, OF THE POSSIBILITY OF THE FOREGOING, UNDER THIS AGREEMENT. THE CUMULATIVE LIABILITY OF MATHSOFT TO MEE FOR ALL CLAIMS RELATING TO THE LICENSED PROGRAMS AND THIS AGREEMENT, INCLUDING ANY CAUSE OF ACTION SOUNDING IN CONTRACT, TORT, OR STRICT LIABILITY, SHALL NOT EXCEED THE AMOUNT SET FORTH IN SECTION 14.4. THIS LIMITATION OF LIABILITY IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. MATHSOFT SHALL HAVE NO LIABILITY FOR LOSS OF DATA OR DOCUMENTATION RESULTING FROM USE OF THE LICENSED PROGRAMS, IT BEING UNDERSTOOD THAT MEE (OR ITS CUSTOMER) IS RESPONSIBLE FOR REASONABLE BACKUP PRECAUTIONS.

14.4 NOTWITHSTANDING ANY CONTRARY PROVISION OF ARTICLE XII OF THE STOCK PURCHASE AGREEMENT OR THIS AGREEMENT, ALL BUYER INDEMNIFIED PARTIES (AS DEFINED IN THE STOCK PURCHASE AGREEMENT), COLLECTIVELY, SHALL NOT HAVE ANY RIGHT TO SEEK OR OBTAIN INDEMNIFICATION FOR ANY LOSSES OR LIABILITIES RELATED TO THIS AGREEMENT IN AN AGGREGATE AMOUNT EXCEEDING THE LICENSE FEES RECEIVED BY MATHSOFT FOR THE LICENSED PROGRAM (WHETHER UNDER THIS AGREEMENT OR PRIOR TO THE TRANSACTION) DURING THE 12 MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM. THE INDEMNITY CEILING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL NOT IN ANY CIRCUMSTANCES INCREASE THE $1,700,000 LIMIT CONTAINED IN THE FIRST SENTENCE OF SECTION 12.06 OF THE STOCK PURCHASE AGREEMENT.

15.  WARRANTIES  OF  MEE
     -------------------

     MEE  hereby  warrants

     (a) that MEE has the full right and power to enter into and perform according to the terms of this Agreement.

     (b) that MEE shall not disclose or distribute (except as expressly authorized herein or as required by law) the Licensed Programs.



16. CONFIDENTIALITY. This Agreement and the materials licensed hereunder shall be subject to the confidentiality provisions of the Stock Purchase Agreement.

17.  THIRD  PARTY  RIGHTS  AND  SUPPORT
     ----------------------------------

17.1 Where MEE sublicenses the Licensed Programs to a third party, the third party may use the Licensed Programs only for the term and in the manner provided for in the agreement between MEE and the third party containing, at a minimum, the terms set forth in Schedule D applicable to the Licensed Programs. The rights and obligations set forth therein shall survive the termination of this Agreement.

17.2 MEE  is  responsible  for  Primary  Support  of  all  third  parties.

18.  INFRINGEMENT
     ------------

18.1 MathSoft shall defend, at its expense, and shall pay all cost and damages arising in connection with any third party action brought against MEE that the Licensed Programs or any User Manuals or Documentation, or the Trademarks, infringe a United States patent, copyright, trademark or trade secret, or other proprietary rights, or constitutes an unauthorized use of any trade secret or other proprietary rights, provided that MathSoft shall have had sole control of, and, at MathSoft's expense, MEE shall reasonably assist in, the defense of any such action and all negotiations for its settlement or compromise, and provided further that MathSoft shall have no liability to MEE under this Section or otherwise if to the extent that any infringement or allegation thereof:

     (a) is based upon modification to the Licensed Programs not made by MathSoft or its contractors; or

     (b) is based upon adherence to design modifications, specifications, drawings or written instructions which MathSoft is directed by MEE to follow; or

     (c) resides in a software, hardware or other product or material which is not of MathSoft's origin; or

     (d) is based upon use of Licensed Programs in combinations with other software, hardware or other product or material not made by MathSoft

     (e) is based on MEE's use of a version of the Licensed Programs older than the latest version provided to MEE by MathSoft and use of that latest version would have avoided the infringement or claim thereof.

18.2 If all or any portion of a Licensed Program is, or in the opinion of MathSoft may become, the subject for any claim or suit for infringement of any intellectual property rights, MEE shall cease use, distribution and reproduction of the Licensed Program and MathSoft shall at its expense do one of the following things: (a) procure for MEE the right to use the Licensed Programs or the affected parts thereof; (b) replace the Licensed Programs or affected parts with other suitable programs; (c) modify the Licensed Programs or affected parts to make it non-infringing; or (d) terminate this License and refund all monies paid by MEE to MathSoft hereunder.

18.3 In no event shall MathSoft's liability under this Section 18 (when combined with all other liabilities of MathSoft under this Agreement) exceed the fees paid to MathSoft (whether under this Agreement or prior to the Transaction) for the Licensed Programs during the twelve months immediately preceding the event giving rise to the claim. THIS SECTION 18 STATES
     MATHSOFT'S ENTIRE OBLIGATION TO MEE WITH RESPECT TO ANY CLAIM OF INFRINGEMENT UNDER THIS AGREEMENT.

19.  ACCEPTANCE
     ----------

19.1 Upon execution of this Agreement by MEE, MEE shall be deemed to have accepted version 6.0 of the Licensed Programs.

19.2 MathSoft shall prepare and deliver to MEE Axum 7.0 Licensed Program in accordance with Schedules E and F.
                     -----------------

19.3 The parties shall comply with the delivery and acceptance procedures for Axum Version 7.0 as described in Schedule E.
                                      ----------

20.  TERM  AND  TERMINATION
     ----------------------

20.1 This Agreement shall terminate on the date that is eighteen (18) months from the date that MEE delivers the Acceptance Notice for the Gold Master Candidates for Axum Version 7.0 (as defined in Schedule E) to MathSoft.

20.2 Either party may terminate this Agreement: (1) on sixty (60) days written notice, for material breach or default, unless the breach is corrected within sixty (60) days of such notice or, upon written agreement of both parties, diligent efforts to correct such breach have been undertaken within such sixty (60) day period and are continuing; or (2) immediately if the other party shall cease conducting business in the normal course, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of or become subject to any proceeding under the bankruptcy laws or any other statute of any state relating to insolvency or the protection of rights and creditors.

20.3 Upon expiration or termination of this Agreement, MEE shall have the right to (a) market, sell or otherwise distribute its inventory of the Licensed Programs for three (3) months following expiration or termination, subject to the royalty provisions of Section 5 (the "Inventory Reduction Period")
                                                   ---------------------------
     or (b) destroy its inventory of Licensed Programs without obligation or liability to MathSoft for royalties under Section 5.

20.4 Upon termination of this Agreement, other than for material breach by MEE, MEE may retain copies of the Licensed Programs solely for the purpose of providing maintenance and support to MEE's customers that have sublicenses for the Licensed Programs pre-existing at the date of termination or who acquire such sublicenses during the Inventory Reduction Period. The obligations of confidentiality, indemnity and payment on both parties shall survive the termination of this Agreement. No other obligation shall survive termination of this Agreement except those which by their language, nature or context are intended to survive termination hereunder. End User licenses properly granted prior to the date of termination shall survive to the end of their then current term in accordance with the terms, conditions and requirements thereof. MEE shall destroy all other copies of the Licensed Programs, Documentation, and marketing and promotional materials bearing the Trademarks or related to the Licensed Programs at the end of the Inventory Reduction Period, and shall so certify to MathSoft in a writing signed by an executive officer of MEE

21.  NOTICES
     -------

     All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if  to  MEE,  to:

          MathSoft  Engineering  &  Education,  Inc.
          101  Main  Street
          Cambridge,  MA  02142
          Attn:  James C. Randles, Chief Executive Officer
          Telecopy:  (617)  577-8829

     with  a  copy  to:

          H.  David  Henken,  P.C.
          Donna  M.  Sherry
          Goodwin,  Procter  &  Hoar  LLP
          Exchange  Place
          Boston,  MA  02109
          Telecopy:  (617)  523-1231
     if  to  MathSoft:

          MathSoft,  Inc.
          1700  Westlake  Avenue  N.  #500
          Seattle,  WA  98109
          Charles J. Digate Chief Executive Officer
          Telecopy:  (206)  283-8691

     with  a  copy  to:

          Gordon  H.  Hayes,  Jr.
          Testa  Hurwitz  &  Thibeault,  LLP
          125  High  Street
          Boston,  MA  02110
          Telecopy:  (617)  248-7100

22.  UNFORESEEN  EVENTS
     ------------------

     Notwithstanding anything else in this Agreement, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement (except for a failure to make a payment when due) if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquake, acts of God or public enemy, nuclear disasters, or default of a common carrier. If any such delay on either party's part extends beyond sixty (60) days, the other party may cancel any deliverable or service so delayed without liability or obligation therefore.

23.  SEVERABILITY
     ------------

     In the event that any one or more of the provisions of this Agreement shall for any reason be held to be unenforceable in any respect under the law, such unenforceability shall not affect any other provision, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

24.  ENTIRE  AGREEMENT
     -----------------

     This Agreement, the Schedules hereto and the Stock Purchase Agreement supersede all prior or contemporaneous proposals, oral or written, all negotiations, conversations or discussions between the parties relating to this Agreement and all past course of dealing or industry custom. MEE and MathSoft acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein, and that they have had an opportunity to have this Agreement reviewed by legal counsel. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with the terms and conditions of any subsequent purchase order or other written instrument submitted by either party, whether formally rejected by the other party or not.

25.  GENERAL  CONDITIONS
     -------------------

25.1 This Agreement shall be construed and enforced exclusively in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely in the Commonwealth of Massachusetts without regard to conflicts of laws principles.

25.2 The International Sale of Goods Convention will not apply to this Agreement.

25.3 This Agreement may be modified only by a writing signed by each party. However, this Agreement consists of this document and various schedules which shall be deemed a part of the full Agreement. If additional products are brought under this Agreement by an addendum, such addendum shall be deemed a part of this Agreement from the date of its execution and attachment.

25.4 Headings included in this Agreement are for convenience only and are not to be used to interpret the agreement between the parties.

25.5 The failure of either party to enforce at any time any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce any such provisions.

26.  ASSIGNABILITY
     -------------

26.1 The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, but neither party may assign this Agreement without the express written consent of the other party, except that (i) both MEE and MathSoft may assign to an Affiliate or a purchaser of all or substantially all its stock or assets or pursuant to a merger and (ii) MEE may collaterally assign its rights hereunder to one or more lenders providing financing for the transactions contemplated by the Stock Purchase Agreement. Such consent shall not be unreasonably withheld.

26.2 In the event of assignment by MEE or MathSoft of this Agreement, such party shall promptly notify the other party in writing of the assignment.

27.  RESELLERS
     ---------

     MEE shall require that each of its Resellers comply with MEE's obligations hereunder, except that MEE shall be solely responsible for making all payments to MathSoft hereunder.

     If a MEE subdistributor fails to fulfill one or more of its obligations under this Agreement, MathSoft may, upon its election and in addition to any other remedies that it may have, at any time notify MEE in writing of such breach and require MEE to terminate all the subdistributor's rights granted in this Agreement by not more than two (2) months' written notice to such subdistributor specifying any such breach, unless within the period of such notice all breaches specified in such notice shall have been remedied; upon such termination such subdistributor shall within thirty
     (30) days immediately discontinue use of and return or destroy all copies of the Licensed Programs.

28.  AUDITS
     ------

     To ensure compliance with the terms of this Agreement, MathSoft shall have the right to have an audit of all of the relevant accounting and sales books and records of MEE conducted by an independent certified public accountant reasonably acceptable to both parties whose fee is paid by MathSoft. Any audits shall be conducted during regular business hours at MEE's offices and in such a manner as not to interfere with MEE's normal business activities. In no event shall audits be made hereunder more frequently than once annually. If any audit discloses any under-reporting, MEE shall promptly pay MathSoft such amount, together with interest thereon at the rate of one percent (1%) per month or the highest interest rate allowed by law, whichever is lower, from the date on which such amount became due to MathSoft from MEE.

29.  RECORD  KEEPING
     ---------------

     MEE shall maintain a complete, clear and accurate record of all transactions related to this Agreement for which payments are due to MathSoft hereunder for a seven (7) year period. The record shall include, but is not limited to, maintenance and lease agreements, and the number of copies and price of the Licensed Programs and bundled programs furnished to all customers.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED  BY  THE  PARTIES  BELOW

MATHSOFT  ENGINEERING
&  EDUCATION,  INC.                          MATHSOFT,  INC.
-------------------                          ---------------

Signature:   /s/  Dermot P. O'Grady          Signature:  /s/ Charles J. Digate

Name:        Dermot  P.  O'Grady             Name:       Charles.  J.  Digate

Title:       Vice  President                 Title:      President and Chief
                                                         Executive  Officer

Date:        January 23, 2001                Date:       January 23, 2001